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                                   AARON STEIN
                           CERTIFIED PUBLIC ACCOUNTANT

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders' of Universal Media Holdings, Inc.


I consent to the use in this Registration Statement of Universal Media Holdings, Inc. on Form 10 SB of our report dated April 3, 2000, appearing in the General Form for Registration of Securities of Small Business Issuers, which is part of this Registration Statement, and of our report dated April 3, 2000 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

I also consent to the reference to me under the headings "Selected Financial Data" and "Experts" in such General form for Registration of Securities of Small Business Issuers.

                                    /s/ AARON STEIN
                                       ------------
June 30, 2000

             534 WILLOW AVENUE - PO BOX 315 - CEDARHURST, NY - 11516
                               PHONE: 516.569.0520